UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION
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This year, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the executive officers of Exxon Mobil Corporation as disclosed in the 2011 Proxy Statement. This vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. To assist you in casting your vote on this important subject, we have prepared the following summary to help explain how the compensation program supports the business goals of the Company. This summary should be read along with the more detailed disclosure in the proxy statement.

David S. Rosenthal

Vice President, Investor Relations and Secretary

This summary should be read along with the more detailed information, including the Compensation Discussion and Analysis (CD&A), compensation tables, and narrative, in ExxonMobil’s proxy statement dated April 13, 2011, before you cast your vote on Management Resolution Item 3 – Advisory Vote on Executive Compensation.

ExxonMobil’s compensation program is carefully structured to support long-term shareholder value given the capital-intensive nature of our business, long investment lead times, and the critical importance of managing risk.

Independent Compensation Committee

The compensation program is developed and approved by the Compensation Committee of the Board, which is comprised exclusively of non-employee directors. The primary goal of the compensation program is to align the interests of Company executives with those of shareholders to achieve long-term, sustainable growth in shareholder value. The Chairman and CEO of the Company does not participate in decisions regarding his own compensation, nor does he provide any input.

The executive compensation program includes base salary, restricted stock grants, annual bonus, and retirement benefits. The Compensation Committee considers the performance of the Company, individual performance, progress regarding the long-term strategic plan of the business, and executive compensation of comparator companies as factors when determining the specific level of compensation provided to the CEO and the other Named Executive Officers (NEOs). More detail on this process and the pay awarded to each NEO can be found in the CD&A.

Alignment with Shareholder Interests

The design of the compensation program supports the business priorities of ExxonMobil and links the majority of compensation granted over multiple years to the performance of ExxonMobil stock and resulting shareholder value. This is achieved by typically paying more than half of annual compensation in the form of restricted stock grants and restricting the sale of the stock for periods of time far greater than the restrictions required by most other companies across all industries. Specifically, half of the annual stock grant may not be sold for 10 years or until retirement, whichever is later. The other half is restricted from sale for 5 years. These long restriction periods hold executives accountable for many years into the future, even into retirement, for investment and operating decisions made today. During these long holding periods, the stock is also at risk of forfeiture for resignation or detrimental activity. These periods of restriction cannot be accelerated for change-in-control or any other reason except death.

The annual bonus and retirement benefits also reinforce alignment with long-term, sustainable growth in shareholder value. Specifically, half of the annual bonus payout is delayed based on earnings performance, as described in the CD&A, and the entire annual bonus is subject to recoupment. In addition, pension values are highly dependent on executives remaining with the Company for a career and performing at the highest levels. This career orientation is supported by a leadership development and succession planning program that provides continuity of leadership from within the Company. These programs build the skills and experience necessary to lead and grow the Company through changing economic cycles and industry conditions.

The compensation program for senior executives excludes pay practices that the Board believes are contrary to a long-term career orientation and high performance standards:

•	No employment contracts (i.e., executives may be terminated for poor performance without receiving special compensation arrangements);

•	No payments or benefits are triggered by a change in control (e.g., a merger); and,

•	No severance programs.

To achieve alignment of the organization around the principles and values described above, all U.S. executives (over 1000), including the CEO, participate in common programs (the same salary, incentive and retirement programs).

Risk Management

The Company operates in an industry environment in which excellence in risk management is critical. For this reason, ExxonMobil places a high premium on effective risk management, including safety, security, health, environmental, and reputational risks.

ExxonMobil’s success in managing risk is achieved through emphasis on flawless execution of our Operations Integrity Management System (OIMS). The OIMS Framework establishes common worldwide expectations for addressing risks inherent in our business and takes priority over other business and financial objectives. ExxonMobil executives understand that their compensation will reflect how effectively they implement this Framework. The design of the

Industry-Leading Safety

Lost-Time Injuries and Illnesses

(1)	Excludes XTO Energy Inc. data.
(2)	Employee safety data from participating American Petroleum Institute companies (2010 industry data not available at time of publication).

compensation program, including a long-term orientation and the risk of forfeiture of stock awards, ensures that senior executives have a strong financial incentive to protect the safety and security of our employees, the communities and environment in which we operate, and the value of the Company for shareholders. ExxonMobil has a track record of being among the best in industry in ensuring safety and operations integrity. The chart “Industry-Leading Safety” helps put this record in perspective.

ExxonMobil also has strong controls and compliance programs to manage other types of risks, including fraud, regulatory compliance and litigation risks. These programs include financial and systems controls; regulatory compliance training; and rigorous enforcement of our Standards of Business Conduct policies that address business ethics and conflicts of interest. These programs are critical to company performance given the high exposure and complexity of conducting a global business. ExxonMobil’s approach to these programs is embedded in its culture – it is the way employees work, it is the way their performance is evaluated every day, and it is supported by the long-term orientation of the compensation program.

Support of the Business Model

The long-term orientation of the compensation program is also designed to ensure alignment with the long-term and significant capital requirements of the business. Due to the nature of our industry and size of ExxonMobil, our senior executives are responsible for making very large capital investments that generate attractive returns on capital employed for many years into the future. These capital investments, including $32 billion in 2010, can take decades to generate revenues and shareholder value. This level of investment far exceeds the investments by most other

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companies across all industries and is further supported by the long-term design of the compensation program.

ExxonMobil senior executives are trained and developed to make these investment decisions in a disciplined way that recognizes the likelihood of unforeseen events and economic challenges years into the future. ExxonMobil has a track record of generating superior returns on capital employed, as illustrated in the chart “ROCE Leadership.”

ExxonMobil also has a large, established global asset base that requires an ongoing commitment to efficiency improvements, which are achieved through continuous innovation, significant investment in research, and ongoing

ROCE Leadership

Return on Average Capital Employed

*	Royal Dutch Shell, BP, and Chevron values are on a consistent basis with ExxonMobil, based on public information.

technology advancements. The compensation of executives is determined by how well they implement these strategies.

Retention and Career Orientation

In the oil and gas business, the technical depth and experience of executives can make a significant contribution to achieving superior business results. For this reason, the Board believes that retaining high-quality executives for a career and developing their technical and leadership skills provide the Company with a strong competitive advantage.

The career service of each of the five NEOs exceeds 30 years. The compensation program supports the retention of these and all other executives by holding back and putting at risk a large percentage of annual compensation until retirement and later. This also helps to ensure that executives remain focused on the protection and growth of shareholder value for their entire career. This career orientation is combined with high performance standards. Executives are “at will” employees and can be replaced or separated at any time the Board decides they are not performing at a high level or when another executive could make a stronger contribution.

We hope you have found this summary useful in helping to put in perspective the underlying principles and philosophy of the ExxonMobil compensation program for senior executives.

This summary should be read with, and is qualified in its entirety by reference to, ExxonMobil’s proxy statement dated April 13, 2011.

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